EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 333-30972, 333-54017, 333-33555 and 333-29725 on Forms S-8 and
Post-Effective Amendment No. 1 to Registration Statement No. 333-94691 on Form S-3 of CommScope, Inc. and subsidiaries of our report dated March 18, 2002 , appearing in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 333-94691.

/s/ Deloitte & Touche LLP

Hickory, North Carolina
March 26, 2002